NovaStar Financial Announces First-Quarter 2006 Results,

Declares $1.40 Per Share Dividend on Common Stock

KANSAS CITY, Mo. -- August 3, 2006 -- NovaStar Financial, Inc. (NYSE:NFI), a residential lender and mortgage Real Estate Investment Trust, today reported second-quarter 2006 results.

The Board of Directors of NovaStar declared a common stock dividend of $1.40 per share, payable August 28, 2006, to shareholders of record as of August 14, 2006.

In addition, the Board declared a quarterly dividend of $.55625 per share on NovaStar's 8.90% Class C Cumulative Redeemable Preferred Stock, payable October 2, 2006, to holders of record as of September 5, 2006.

First-quarter performance highlights:

  Diluted earnings per share available to common shareholders were $0.99, vs. $1.29 a year earlier, on 14 percent more diluted shares outstanding in the current quarter.
  Portfolio of loans under management was $15.9 billion, up 17 percent from a year earlier.
  Portfolio net interest income was $54.9 million, a return on assets of 1.41 percent.
  Annualized return on average common equity was 27.5 percent, vs. 34.0 percent a year ago.
  NovaStar originated a record $2.8 billion in nonconforming loans, up 19 percent vs. a year earlier.
  Cost of wholesale production declined 68 basis points, year over year, to 1.78 percent.

"NovaStar continues to demonstrate strength in a challenging time for the mortgage industry. We delivered our highest quarterly loan production ever, and earnings benefited from reduced costs of production and higher coupons. Credit performance in the portfolio remains strong, and our proactive risk management strategies have protected the portfolio during a period of tightening interest rate policy," said Scott Hartman, Chief Executive Officer.

Second-quarter net income available to common stockholders was $33.1 million, down 13 percent from $37.9 million a year earlier. Diluted earnings per share available to common stockholders were $0.99 on 14 percent more diluted shares outstanding. Portfolio net interest income was $54.9 million, down 1 percent when compared to the second quarter of 2005.

Greg Metz, Senior Vice President and Chief Financial Officer, commented: "We saw positive trends in our mortgage banking business during the second quarter, with strengthening whole loan prices impacting the gain-on-sale from our 2006-2 and 2006-3 securitizations. In addition, we continued to see our cost of production decline, driven by a combination of expense controls and higher production. However, this improvement was offset somewhat by rising interest rates and the provision for credit losses associated with our 2006-1 and 2006-MTA1 on-balance sheet securitizations"

Dividend Guidance

Management reaffirmed its expectation that common dividends declared during calendar year 2006 will total at least $5.60 per share. As outlined in the table below, the REIT has approximately $104 million of taxable income from 2005 that remains to be distributed. NovaStar anticipates declaring both the third and fourth quarter dividends for 2006 prior to September 15, 2006, and paying these dividends in November and December. This should allow NovaStar to fully satisfy the distribution requirements for its 2005 taxable income. The payment of the dividend in December would represent an acceleration of the fourth quarter payment. Historically this dividend has been declared in December and paid in January. It should be noted that this will have no impact on the timing of taxability of the dividend for shareholders since the normal January dividend would also be taxable in 2006. Ultimately, however, the amount and timing of future dividends are determined by the Board of Directors based on REIT tax requirements, the company's financial condition and business trends at the time, so this dividend guidance is subject to change as necessary.

Approximately $175 million in declared dividends have been applied to 2005 taxable income (see table).

Dividend Carry-over Analysis
(In millions)

Estimated 2005 REIT taxable income	$ 279
Less: dividend declarations to date applied to 2005 taxable income	(175)
Estimated 2005 REIT taxable income remaining to be distributed	$ 104

For the first six months of 2006, estimated taxable income available to stockholders was $101 million.

Portfolio Management

Loans under management grew 17 percent year-over-year to $15.9 billion at June 30, 2006. Second-quarter annualized average return on assets in the portfolio was 1.41 percent, compared to 1.67 percent in the second quarter of 2005.

NovaStar completed four securitizations in the second quarter. Two of these transactions, totaling $2.1 billion, were treated as a sale for accounting purposes, generating gain-on-sale income during the quarter. The other two securitizations, totaling $2.6 billion, were treated as financings for accounting purposes.

Second-quarter earnings in accordance with GAAP included mark to market pretax gains of $5.6 million relating to derivative instruments and mortgage securities held in trading accounts. Also, impairments of $4.5 million were realized in the valuation of mortgage securities available-for-sale. Accounting rules for portfolio-related transactions can introduce volatility in quarterly GAAP earnings as a result of market movements, but NovaStar employs hedging to mitigate risk and manage the portfolio in the interest of long-term shareholder value.

Mortgage Banking

NovaStar originated $2.8 billion in nonconforming loans in the second quarter, up 19 percent from a year earlier. Wholesale production accounted for about 84 percent of the originations. Average cost of wholesale production was 1.78 percent in the quarter, down from 2.46 percent a year earlier.

"We have a simple business philosophy: make good loans, minimize production costs, and target business with acceptable coupons. While continuing with the same sound practices, in a challenging business environment, we achieved production growth of 15 percent in the first half of 2006." said Lance Anderson, President and Chief Operating Officer.

Excluding payment option ARM products, weighted-average coupon was 8.97 percent in the second quarter, up from 7.62 percent a year earlier. Credit quality of originations was similar to the prior-year quarter, with a weighted-average FICO score of 625 and average loan-to-value ratio of 82.4 percent.

Liquidity and Borrowing Capacity

NovaStar maintained strong liquidity and raised additional capital to fund the growth of its portfolio. As of June 30, 2006, NovaStar had borrowing capacity of $3.9 billion from major lenders. Cash and available liquidity totaled $190 million.

Focus on Key Metrics

In addition to full reporting under GAAP, NovaStar provides information on key performance metrics related to stockholder value:

(In thousands, except per share data)
	Second Quarter
	2006	2005	Change
Earnings (GAAP)
Net Income available to common	$33,072	$37,856	-13%
EPS available to common (diluted)	$0.99	$1.29	-23%
Return on average equity	25.0%	30.4%
Return on average common equity	27.5%	34.0%

REIT Taxable Income & Dividends
Est. REIT taxable income	$44,169
Est. REIT taxable income per common share	$1.30
Dividends declared per common share	$1.40	$1.40	-

Lending & Originations
Nonconforming loan production	$2,816,586	$2,357,632	19%
Cost of wholesale production (A)	1.78%	2.46%

Portfolio Performance
Loans under management	$15,887,948	$13,607,366	17%
Mortgage securities AFS yield	$54,857	$55,440	-1%
Mortgage lending net interest yield	1.41%	1.67%

Common Stock Data
High market price per share	$37.63	$40.40
Low market price per share	$29.08	$34.06
Book value per common share (diluted)	$14.26	$16.29	-12%
Cash and available liquidity (mil.)	$190	$343

(A) As required by Regulation G, a reconciliation of cost of production to the most directly comparable GAAP financial measure is set forth in the table attached as Exhibit 1 to this press release.

The NovaStar second-quarter investor conference call is scheduled for 10:00 a.m. Central time (11:00 a.m. Eastern time) on August 4, 2006. The conference call will be webcast live and archived on the Company's website at www.novastarmortgage.com. To participate in the call, please call 1-800-289-0572 approximately 15 minutes before the scheduled start of the call. A copy of the presentation slides will be available on the website by 9:00 a.m. Central time (10:00 a.m. Eastern time). For investors unable to participate in the live event, a replay will be available until August 11, 2006 at 1-888-203-1112. The confirmation code for the replay is 4255603.

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is a specialty finance company that originates, purchases, invests in and services residential nonconforming loans. The company specializes in single-family mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. A Real Estate Investment Trust (REIT) founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

For more information, including quarterly portfolio data, please visit our website at www.novastarmortgage.com.

Certain matters discussed in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are those that predict or describe future events and that do not relate solely to historical matters. Forward-looking statements are subject to risks and uncertainties and certain factors can cause actual results to differ materially from those anticipated. Some important factors that could cause actual results to differ materially from those anticipated include: our ability to generate sufficient liquidity on favorable terms; the size, frequency and structure of our securitizations; interest rate fluctuations on our assets that differ from our liabilities; increases in prepayment or default rates on our mortgage assets; changes in assumptions regarding estimated loan losses and fair value amounts; changes in origination and resale pricing of mortgage loans; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to expand origination volume while maintaining an acceptable level of overhead; our ability to adapt to and implement technological changes; the stability of residual property values; the outcome of litigation or regulatory actions pending against us or other legal contingencies; the impact of losses resulting from natural disasters; the impact of general economic conditions; and the risks that are from time to time included in our filings with the SEC, including our Annual Report on Form 10-K, for the year ended December 31, 2005 and our quarterly report on form 10-Q, for the period ending March 31, 2006. Other factors not presently identified may also cause actual results to differ. This document speaks only as of its date and we expressly disclaim any duty to update the information herein.

Media Relations Contact

Richard M. Johnson

913.649.8885

Investor Relations Contact

Jeffrey A. Gentle

816.237.7424

Exhibit 1

NovaStar Financial, Inc.

Reconciliation of GAAP General and Administrative Expenses to Total Cost of Wholesale Production

(dollars in thousands, except wholesale production as a percentage)

The following table is a reconciliation of overhead costs included in our cost of wholesale production to general and administrative expenses, presented in accordance with accounting principles generally accepted in the United States of America (GAAP) and the resulting cost of production. We believe this presentation provides useful information regarding our financial performance because it more accurately reflects the direct costs of loan production and allows us to monitor the performance of our core operations, which is more difficult to do when looking at GAAP financial statements, and provides useful information regarding our financial performance. Management uses this measure for the same purpose. However, this presentation is not intended to be used as a substitute for financial results prepared in accordance with GAAP.

Cost of Wholesale Production

(dollars in thousands, except total cost of wholesale production as a percentage)
	For the Six Months		For the Three Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
General and administrative expenses	$96,853	$92,519	$51,551	$47,036
Mortgage portfolio management general and administrative expenses	(9,026)	(7,755)	(4,700)	(4,581)
Loan servicing general and administrative expenses	(18,195)	(16,653)	(8,594)	(8,781)
Mortgage lending general and administrative expenses	69,632	68,111	38,257	33,674
Direct origination costs classified as a reduction in gain-on-sale	10,928	21,427	5,322	11,206
Other lending expenses	(21,493)	(18,467)	(12,490)	(8,383)
Wholesale overhead costs	59,067	71,071	31,089	36,497
Premium paid to broker, net of fees collected	18,358	27,459	12,096	15,260
Total cost of wholesale production	$77,425	$98,530	$43,185	$51,757

Wholesale production, principal (A)	$3,927,580	$3,808,256	$2,425,785	$2,105,236
Total cost of wholesale production, as a percentage	1.97%	2.59%	1.78%	2.46%

(A) Includes loans originated through NovaStar Home Mortgage, Inc. and purchased by our wholesale division in NovaStar Mortgage, Inc. Only the costs borne by our wholesale division are included in the total cost of wholesale production.

Exhibit 2

NovaStar Financial, Inc.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

(dollars in thousands) (unaudited)
	For the Three Months Ended			For the Six Months Ended
	6/30/2006	3/31/2006	6/30/2005	6/30/2006	6/30/2005
NovaStar Financial Inc. Income Statement Data
Interest income	$124,954	$78,233	$71,012	$203,187	$132,988
Interest expense	65,262	26,929	16,995	92,191	33,561
Fee income	6,888	7,570	8,119	14,458	17,397
Gains on sales of mortgage assets	23,285	34	32,525	23,319	50,771
Gains (losses) on derivative instruments	6,140	8,591	(7,848)	14,731	6,753
Impairment on mortgage securities available-for-sale	(4,488)	(1,965)	(126)	(6,453)	(1,738)
General and administrative expenses	51,551	45,302	47,036	96,853	92,519
Income from continuing operations before income tax expense (benefit)	41,852	21,353	43,293	63,205	86,015
Income tax expense (benefit)	5,848	(4,326)	(519)	1,522	2,406
Income from continuing operations	36,004	25,679	43,812	61,683	83,609
Loss from discontinued operations, net of income tax	(1,269)	(1,651)	(4,293)	(2,920)	(8,887)
Preferred dividends	(1,663)	(1,663)	(1,663)	(3,326)	(3,326)
Net income available to common shareholders	33,072	22,365	37,856	55,437	71,396

Basic earnings per share
Income from continuing operations available to common shareholders	$1.04	$0.74	$1.46	$1.78	$2.83
Loss from discontinued operations, net of income tax	$(0.04)	$(0.05)	$(0.15)	$(0.09)	$(0.31)
Net income available to common shareholders	$1.00	$0.69	$1.31	$1.69	$2.52
Diluted earnings per share
Income from continuing operations available to common shareholders	$1.03	$0.74	$1.44	$1.77	$2.80
Loss from discontinued operations, net of income tax	$(0.04)	$(0.05)	$(0.15)	$(0.09)	$(0.31)
Net income available to common shareholders	$0.99	$0.69	$1.29	$1.68	$2.49
Dividends declared per common share	$1.40	$1.40	$1.40	$2.80	$2.80
Dividends declared per preferred share	$0.56	$0.56	$0.56	$1.12	$1.12
Book value per diluted share	$14.26	$14.30	$16.29	$14.26	$16.29

	As of
	6/30/2006	3/31/2006	6/30/2005
NovaStar Financial, Inc. Balance Sheet Data
Mortgage loans -- held for sale	$1,490,495	$890,704	$1,074,108
Mortgage loans -- held in portfolio	2,454,759	2,526,966	48,569
Mortgage securities -- available for sale	429,972	445,395	543,911
Mortgage securities -- trading	118,765	54,280	-
Total assets	5,069,922	4,263,920	2,149,092
Borrowings	4,344,662	3,563,587	1,443,152
Stockholders' equity	564,406	546,227	580,619

	For the Three Months Ended			For the Six Months Ended
	6/30/2006	3/31/2006	6/30/2005	6/30/2006	6/30/2005
Other Data
Servicing portfolio	$15,887,948	$15,129,446	$13,607,366	$15,887,948	$13,607,366
Nonconforming loans sold to third parties	$434,065	$358,991	$227,195	$793,056	$227,195
Loans securitized in transactions structured as sales	$1,711,844	$378,944	$1,649,289	$2,090,788	$3,749,289
Loans securitized in transactions structured as financings	$2,425,370	--	--	$2,425,370	--
Percent of securitized loans covered by mortgage insurance	55%	54%	48%	55%	48%
Weighted average coupon of mortgage loans - held for sale	8.70%	8.55%	7.52%	8.70%	7.52%
Weighted average coupon of mortgage loans - held in portfolio	8.08%	7.95%	10.00%	8.08%	10.00%

Exhibit 3

NovaStar Financial, Inc.

LOAN ORIGINATION DATA

(dollars in thousands) (unaudited)
	For the Three Months Ended
		As a %		As a %		As a %
	6/30/2006	of Total	3/31/2006 (A)	of Total	6/30/2005	of Total
Non-conforming loan origination volume
Non-conforming
Wholesale (B)	$2,363,205	84%	$1,473,521	80%	$1,872,385	76%
Correspondent/Bulk (B)	198,810	7%	112,614	6%	83,501	4%
Retail	254,571	9%	248,690	14%	401,746	17%
Total non-conforming production volume	$2,816,586	100%	$1,834,825	100%	$2,357,632	100%

# of funding days in the quarter	64		62		64
Average originations per funding day	$44,009		$29,594		$36,838

Retail production volume
Non-conforming
Sold to non-affiliates	$38,412	12%	$47,440	13%	$151,226	21%
Held by NMI	254,571	77%	248,690	69%	401,746	56%
Total non-conforming	292,983	89%	296,130	82%	552,972	77%

Conforming	37,298	11%	66,747	18%	160,988	23%

Total retail production volume	$320,281	100%	$362,877	100%	$713,960	100%

  Does not include approximately $991 million in bulk purchased MTA loans during the period.
  Starting in April of 2006 correspondent loans purchased on a flow basis are being included in the wholesale channel. Prior periods have been reclassified to reflect this change.

	For the Three Months Ended 6/30/06
	Weighted	Weighted	Weighted
	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total

Summary by Credit Grade
660 and above	7.67%	83.2%	701	29%
620 to 659	8.55%	83.3%	639	22%
580 to 619	9.04%	83.4%	598	25%
540 to 579	9.43%	80.8%	559	16%
539 and below	9.85%	77.4%	527	8%

	8.66%	82.4%	625	100%

Summary by Program Type
2-Year Fixed	9.20%	83.1%	606	48%
2-Year Fixed IO	8.16%	81.2%	659	13%
3-Year Fixed	8.58%	77.2%	615	1%
3-Year Fixed IO	8.12%	81.0%	658	0%
5-Year Fixed	7.95%	75.0%	643	0%
5-Year Fixed IO	7.52%	74.9%	680	0%
15-Year Fixed	9.44%	80.9%	643	1%
30-Year Fixed	8.55%	76.8%	621	11%
30-Year Fixed IO	7.86%	75.2%	648	1%
Other Products	9.21%	85.8%	631	21%
MTA	1.95%	78.3%	700	4%

	8.66%	82.4%	625	100%
Weighted Average Coupon Excluding MTA	8.97%